As filed with the Securities and Exchange Commission on June 21, 2024
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BrightView Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-4190788 (I.R.S. Employer Identification No.)
980 Jolly Road
Blue Bell, Pennsylvania 19422
Tel: (484) 567-7204
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jonathan M. Gottsegen, Esq.
Executive Vice President, Chief Legal Officer and Corporate Secretary
980 Jolly Road
Blue Bell, Pennsylvania 19422
Tel: (484) 567-7204
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Tel: (212) 455-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Non-accelerated filer ☐
Accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The registrant, BrightView Holdings, Inc. (the “Company”), previously announced on August 28, 2023 that it had entered into an investment agreement with each of Birch Equity Holdings, LP, a Delaware limited partnership, and Birch-OR Equity Holdings, LLC, a Delaware limited liability company (together, the “Investors”), pursuant to which the Company issued and sold, in a private placement, an aggregate of 500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $500 million (the “Issuance”). In connection with the Issuance, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide to holders of the Series A Preferred Stock certain customary registration rights with respect to the Series A Preferred Stock and shares of Common Stock issued in connection with any future conversion of such shares of Series A Preferred Stock. This registration statement is being filed by the Company in order to satisfy certain of its obligations under the Registration Rights Agreement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated June 21, 2024.
Prospectus
BrightView Holdings, Inc.
500,000 Shares of Series A Convertible Preferred Stock
54,241,750 Shares of Common Stock
Offered by Selling Stockholders
This prospectus relates to the offer and sale of up to (i) 500,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and (ii) 54,241,750 shares of common stock issuable upon the conversion of the 500,000 shares of the originally purchased shares of Series A Preferred Stock, in each case that may be offered from time to time by certain of our existing stockholders named herein (the “selling stockholders”).
This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which our securities may be offered and sold will be described in a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BV.” On June 20, 2024, the closing sale price of our common stock as reported on the NYSE was $13.52 per share.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K, which we refer to herein as our Annual Report, and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, which we refer to herein as our Quarterly Reports, which documents are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” below.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated           , 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and/or sell shares of our common stock or our Series A Preferred Stock in one or more offerings or resales.
This prospectus provides you with a general description of the shares of our common stock and Series A Preferred Stock that the selling stockholders may offer. Each time the selling stockholders sell these securities using this prospectus, we may provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus, each of which containing more specific information about the offering and the securities being offered, including the names of any underwriters, the prices and the net proceeds from the sales of those securities. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our securities described in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are responsible for the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. Neither we nor any selling stockholder is making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
Except where the context requires otherwise, the terms “company,” “we,” “us,” “our” and “BrightView” refer to BrightView Holdings, Inc., a Delaware corporation, and its subsidiaries.

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MARKET, RANKING AND OTHER INDUSTRY DATA
The data included and incorporated by reference in this prospectus regarding markets, ranking and other industry information are based on reports of government agencies or published industry sources, and our own internal estimates are based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets we operate. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date stated in this prospectus or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used or incorporated by reference in this prospectus are prepared by reputable sources, we have not independently verified market and industry data from third-party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking, and other similar industry data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus.

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BRIGHTVIEW HOLDINGS, INC.
We are the largest provider of commercial landscaping services in the United States, with revenues approximately 5 times those of our next largest commercial landscaping competitor. We provide commercial landscaping services, ranging from landscape maintenance and enhancements to tree care and landscape development. We operate through a differentiated and integrated national service model which systematically delivers services at the local level by combining our network of over 280 branches with a qualified service partner network. Our branch delivery model underpins our position as a single-source end-to-end landscaping solution provider to our diverse customer base at the national, regional and local levels, which we believe represents a significant competitive advantage. We believe our commercial customer base understands the financial and reputational risk associated with inadequate landscape maintenance and considers our services to be essential and non-discretionary.
We operate through two segments: Maintenance Services and Development Services. Our maintenance services are primarily self-performed through our national branch network and are route-based in nature. Our development services are comprised of sophisticated design, coordination and installation of landscapes at some of the most recognizable corporate, athletic and university complexes and showcase highly visible work that is paramount to our customers’ perception of our brand as a market leader.
Through its predecessors, BrightView commenced operations in 1939 and has grown organically and through acquisitions. BrightView Holdings, Inc. was incorporated in Delaware on November 7, 2013 as Garden Acquisition Holdings, Inc. In 2013, KKR BrightView Aggregator L.P. acquired our predecessor business, Brickman Holding Group, Inc., and in 2014 we acquired ValleyCrest Holding Co. and changed our name to BrightView. Our principal executive offices are located at 980 Jolly Road, Blue Bell, Pennsylvania 19422, and our telephone number is (484) 567-7204. Our website is www.brightview.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus.

RISK FACTORS
An investment in our common stock or Series A Preferred Stock involves risk. You should carefully consider the following risks, as well as the other information included or incorporated by reference in this prospectus or in any applicable prospectus supplement, including the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Annual Report, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes thereto in our Quarterly Reports, each of which is incorporated by reference in this prospectus, before investing in our common stock or Series A Preferred Stock. Any of the following risks could materially and adversely affect our business, financial condition, or results of operations. The selected risks described below or incorporated by reference in this prospectus, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations. In such a case, the value of our common stock or Series A Preferred Stock could decline and you may lose all or part of your investment.
Risks Related to Ownership of the Series A Preferred Stock
An active trading market for the Series A Preferred Stock does not exist and may not develop.
The Series A Preferred Stock has no established trading market and is not listed on any securities exchange. Since the Series A Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the Series A Preferred Stock will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series A Preferred Stock could be adversely affected and holders’ ability to transfer shares of Series A Preferred Stock will be limited.
The market price of the Series A Preferred Stock will be directly affected by the market price of our common stock, which maybe volatile.
To the extent that a secondary market for the Series A Preferred Stock develops, we believe that the market price of the Series A Preferred Stock will be significantly affected by the market price of our common stock. The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, including the risk factors described in the section entitled “Risk Factors” contained in our Annual Report and other factors which are beyond our control.
In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.
We cannot predict how shares of our common stock will trade in the future, but fluctuations that may adversely affect the market prices of our common stock, may, in turn, adversely affect the price of Series A Preferred Stock. This may result in greater volatility in the market price of the Series A Preferred Stock than would be expected for nonconvertible preferred stock. In addition, we expect that the market price of the Series A Preferred Stock will be influenced by yield and interest rates in the capital markets and our perceived creditworthiness.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock or the Series A Preferred Stock and may negatively impact the holders’ investment.
In general, we are not restricted from issuing additional shares of common stock or of other preferred stock including any securities that are convertible into or exchangeable for, or that represent the right to receive, such securities or any substantially similar securities. The market price of our common stock or Series A Preferred Stock could decline as a result of sales of a large number of shares of common stock, additional preferred stock or similar securities in the market or the perception that such sales could occur. For example, if we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue additional preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.
In addition, each share of Series A Preferred Stock is convertible at the option of the holder thereof into shares of our common stock. The conversion of some or all of the Series A Preferred Stock will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversions could adversely affect prevailing market prices of the outstanding shares of our common stock. In addition, the existence of our Series A Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Preferred Stock could depress the price of our equity securities. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Series A Preferred Stock.
The Series A Preferred Stock has not been rated.
The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization. This may affect the market price of the Series A Preferred Stock.
The Series A Preferred Stock is not generally redeemable at the option of the holder.
The shares of Series A Preferred Stock, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an extended period of time.
We have the right, but not the obligation, to redeem shares of Series A Preferred Stock in limited circumstances.
We are entitled, but not required, to redeem all or a portion of the shares of Series A Preferred Stock following the fourth year anniversary of the original issue date in limited circumstances. Therefore, holders should not expect that they have a right to perpetual payment of dividends and should be aware that a proposed redemption of the Series A Preferred Stock may make it difficult or impossible to sell shares of Series A Preferred Stock for a higher price, even if the market price for such shares had previously been higher.
Terms of our debt agreements and Delaware law may restrict us from making cash payments with respect to the Series A Preferred Stock.
Quarterly dividends and cash payments upon conversion, redemption or repurchase of the Series A Preferred Stock will be paid only if payment of such amounts is not prohibited by debt agreements and assets are legally available under the Delaware General Corporation Law, or the DGCL, to pay such amounts. Quarterly dividends will be paid only if such dividends are declared by our Board. Our Board is not obligated or required to declare quarterly dividends even if we have funds available for such purposes.
Any debt agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the Series A Preferred Stock, and our ability to make any cash payment upon conversion, redemption or repurchase of the Series A Preferred Stock.
Under applicable Delaware law, a Delaware corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution.
The conversion rate of the Series A Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Preferred Stock or the common stock issuable upon conversion of the Series A Preferred Stock.
The number of shares of our common stock that holders are entitled to receive upon conversion of a share of Series A Preferred Stock is subject to adjustment for certain events, including subdivisions, splits, and combinations of the common stock and certain other actions by us that modify our capital structure. See “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Conversion.” We will not adjust the conversion rate for other events, including the issuance of securities at a conversion price lower than the conversion price of the Series A Preferred Stock then in effect. There can be no assurance that an event that adversely affects the value of the Series A Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series A Preferred Stock. In addition, other than in certain instances, we are not restricted from offering common stock in the future or engaging in other transactions that may dilute our common stock.
Holders may have to pay taxes if we adjust the conversion rate of the Series A Preferred Stock in certain circumstances, even though holders would not receive any cash.
Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate of the Series A Preferred Stock, holders may be deemed to have received a distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion rate. If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Consequences — Non-U.S. Holders”) of the Series A Preferred Stock, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor and read “Certain Material United States Federal Income Tax Consequences” regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Series A Preferred Stock.
Accrued dividends with respect to the Series A Preferred Stock may be treated as taxable dividends even though holders would not receive any cash.
Dividends on the Series A Preferred Stock may be accrued rather than paid at our sole discretion. Any such accumulated and unpaid dividends on a share of the Series A Preferred Stock (“compounded dividends”) will (whether or not earned or declared) become part of the liquidation preference of such share of the Series A Preferred Stock as of the applicable dividend payment date. The Series A Preferred Stock has an initial liquidation preference of $1,000.00 per share. Any compounded dividends that remain unpaid as of any determination date shall increase the liquidation preference of such share of Series A Preferred Stock.
The tax treatment of dividends accrued on the Series A Preferred Stock is a matter of uncertainty and may depend, in part, on whether the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the applicable Treasury Regulations. We intend to take the position that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This position, however, is not free from doubt and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In the event the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the unpaid accrued dividends may be treated as “redemption premium.” This redemption premium may be treated as a taxable deemed distribution under Sections 305(b) and 305(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if the redemption premium is in excess of a statutory de minimis amount. Such taxable deemed distributions generally are required to be taken into account under timing principles similar to those governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under such circumstances, holders may have taxable income for U.S. federal income tax purposes, even though they would not receive any cash or property in connection with the increase in accrued dividends.
Section 305(c) of the Code and the Treasury Regulations promulgated thereunder also contemplate other circumstances in which a taxable deemed distribution may be treated as having occurred. Section 305(c) of the Code and the applicable Treasury Regulations do not clearly address whether accrued dividends will be treated as redemption premium or otherwise might give rise to a deemed distribution under the Code. We intend to take the position that the accrual of dividends on the Series A Preferred Stock will not be includible in the holder’s taxable income as disguised redemption premium or otherwise until such dividends are authorized by our Board of Directors, or any duly authorized committee thereof, and declared by us and paid in cash. Further, we have agreed in the Investment Agreement that we will not treat such accruals as includible in the holder’s income until such dividends are declared and paid in cash. If the IRS were to take a contrary position and treat an increase in the amount of the liquidation preference as a current distribution, then holders may have taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the increase in the liquidation preference.
Please consult your tax advisor and read “Certain Material United States Federal Income Tax Consequences” regarding the U.S. federal income tax consequences of the accrual of dividends on the Series A Preferred Stock.
Risks Related to Ownership of the Common Stock
Future sales, or the perception of future sales, of equity securities by us or our affiliates, could cause the market price for our common stock to decline.
Our employees, directors, officers and affiliates, including KKR BrightView Aggregator L.P. (“KKR”) and Birch-OR Equity Holdings, LLC and Birch Equity Holdings, LP (together, the “Investors” and, collectively with KKR, the “Affiliated Investors”), hold substantial amounts of shares of our common stock and all of our outstanding Series A Preferred Stock, which is convertible into shares of our common stock. As of May 31, 2024, these stockholders held approximately 34,779,389 shares of our common stock and 500,000 shares of our Series A Preferred Stock, which represents, in the aggregate, approximately 59.8% of the combined voting power of our outstanding shares of preferred stock and common stock. Sales of a substantial number of shares of our common stock in the public market by these stockholders, or the perception that such sales could occur, could substantially decrease the market price of our common stock. Conversion of a substantial number of shares of the Series A Preferred Stock into shares of our common stock, or the perception that such conversion could occur, could also decrease the market price of our common stock. All of these shares will be eligible for resale in a public market pursuant to Rule 144, subject to our compliance with the public information requirement and, in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144, or in the case of the Series A Preferred Stock and the shares of common stock issuable upon conversion thereof, pursuant to the registration statement of which this prospectus forms a part.
Other than the restrictions described above and restrictions on trading that arise under securities laws (or pursuant to our securities trading policy that is intended to facilitate compliance with securities laws), including the prohibition on trading in securities by or on behalf of a person who is aware of nonpublic material information, we have no restrictions on the right of our employees, directors and officers, and their affiliates, to sell their unrestricted shares of common stock.
These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities. In the future, we may also issue equity securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.
KKR and the Investors have the ability to exert significant influence over us and their interests may conflict with ours or yours in the future.
As of May 31, 2024, the Affiliated Investors beneficially owned approximately 59.8% of the combined voting power of our outstanding shares of preferred stock and common stock. As a result, the Affiliated Investors have the ability to influence the election of our directors and the outcome of other corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. Additionally, four members of our Board of Directors are affiliated with certain of the Affiliated Investors and so the Affiliated Investors also have significant control over our business, policies and affairs by their affiliates serving as directors of our company. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders, including a change in control of the company, or that could be disadvantageous to our shareholders with interests different from our Affiliated Investors. In addition, the significant concentration of stock ownership may adversely affect the market value of the company’s common stock due to investors’ perception that conflicts of interest may exist or arise.
The Affiliated Investors and their respective affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Our amended and restated certificate of incorporation provides that none of KKR, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. KKR or the Investors and their respective affiliates also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things, our Board of Directors to issue one or more series of preferred stock; advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; certain limitations on convening special stockholder meetings; the removal of directors only upon the affirmative vote of the holders of at least 66 2∕3% of the shares of common stock entitled to vote generally in the election of directors. In addition, certain provisions of our certificate of incorporation and bylaws may be amended only by the affirmative vote of at least 66 2∕3% of shares of common stock entitled to vote generally in the election of directors. These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.
Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.
Our certificate of incorporation authorizes our Board of Directors, without the approval of our stockholders, to issue 50,000,000 shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.
On August 28, 2023, we issued 500,000 shares of Series A Preferred Stock for an aggregate purchase price of $500 million. The holders of Series A Preferred Stock may have different interests from the holders of our common stock and could vote their shares in a manner deemed adverse to the holders of our common stock. Future issuances of preferred stock or the future designation of additional series of preferred stock could also adversely affect holders of our common stock.
Holders of the Series A Preferred Stock have certain voting and other rights that may adversely affect holders of our common stock, and the holders of the Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock.
The holders of Series A Preferred Stock vote on an “as-converted” basis with the holders of our common stock on all matters brought before the holders of our common stock. Holders of the Series A Preferred Stock will also be entitled to a separate class vote with respect to, among other things, the election of directors that the holders of the Series A Preferred Stock are entitled to designate under the Certificate of Designations of the Series A Preferred Stock, amendments to the company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock, certain mergers or consolidations of the company and certain restricted acquisitions. As a result, the holders of Series A Preferred Stock may vote in a manner that is deemed adverse to holders of our common stock.
The dividend and liquidation rights of the Series A Preferred Stock may adversely affect our financial position and the rights of the holders of our common stock.
The shares of Series A Preferred Stock are entitled to a dividend at a rate of 7.0% per annum, compounding quarterly, paid in kind or paid in cash, at the company’s election. Payment of dividends in cash may adversely affect our financial position while payment of dividends in kind may cause incremental dilution to holders of our common stock. In addition, these dividend obligations, as well as the rights of the Series A Preferred Stock on liquidation, are senior to the rights of our common stock, which could negatively affect the value of our common stock and impair our ability to raise additional capital. At any time following the fourth anniversary of the issuance of the Series A Preferred Stock, the company may redeem some or all of the Series A Preferred Stock which may require us to make a significant cash payment. Our Series A Preferred Stock, if not converted into common stock, will also be senior to our common stock in distribution and liquidation if such shares are not converted into common stock, which could negatively affect the value of our common stock and impair our ability to raise additional capital.
Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our company to the company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the company or any director or officer of the company governed by the internal affairs doctrine.
Our certificate of incorporation further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. It is possible that these exclusive forum provisions may be challenged in court and may be deemed unenforceable in whole or in part. If a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our stock price may change significantly, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.
Our common stock has traded on the New York Stock Exchange, under the symbol “BV,” since June 2018. Since then, our common stock has been relatively thinly traded and at times been subject to price volatility. You may not be able to resell your shares at or above your purchase price due to various factors, including those described in this Risk Factors section. Some factors that may impact our stock price include: results of operations that vary from the expectations of securities analysts and investors or from those of our competitors; changes in expectations as to our future financial performance, including estimates and investment recommendations by securities analysts and investors; changes in market valuations, stock prices, or earnings and other announcements by peer companies or companies in the service sector; announcements by us, our competitors, and our suppliers related to significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments; investor perceptions of or the investment opportunity associated with our common stock relative to other investment alternatives; the public’s response to press releases, SEC filings or other public announcements by us or third parties, including our filings with the SEC; guidance, if any, that we provide to the public, and any changes in or our failure to meet this guidance; and the development and sustainability of an active trading market for our stock.
Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, fluctuations in our stock price and limited trading volume may make our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stock rapidly, exacerbating price fluctuations in either direction. These fluctuations may adversely affect the trading price or liquidity of our common stock.
In the past, following periods of market volatility, or following periods or events unrelated to market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the merits or outcome of such litigation.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Maintaining the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.
As a public company, we incur significant legal, regulatory, finance, accounting, investor relations and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We are also required to comply with, and incur costs associated with such compliance with, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations implemented by the SEC and the NYSE. These rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. Our management devotes a substantial amount of time to ensure that we comply with all of these requirements, diverting the attention of management away from revenue-producing activities. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.
Failure to comply with requirements to maintain effective internal controls could have a material adverse effect on our business and stock price.
As a public company, we have significant requirements for financial reporting and internal controls. The process of maintaining effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations. In addition, we are required, pursuant to Section 404, to furnish annually a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our independent registered public accounting firm is also required to issue an attestation report on effectiveness of our internal controls in each annual report on Form 10-K.
In the future, if we identify a control deficiency that rises to the level of a material weakness in our internal controls over financial reporting, this material weakness may adversely affect our ability to record, process, summarize and report financial information timely and accurately. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report.
We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not issue an unqualified opinion. If either we are unable to conclude that we have effective internal control over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our common stock.
We are a holding company with no operations of our own and, as such, we depend on our subsidiaries for cash to fund all of our operations and expenses, including future dividend payments, if any.
Our operations are conducted entirely through our subsidiaries and our ability to generate cash to meet our debt service obligations or to make future dividend payments, if any, is highly dependent on the earnings and the receipt of funds from our subsidiaries via dividends or intercompany loans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in, or incorporated by reference in, this prospectus, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements.
Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ include, among others, the risks, uncertainties and factors set forth under the headings “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report and Quarterly Reports, which are incorporated by reference herein. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Some of the key factors that could cause actual results to differ from our expectations include those described below under “Summary of Risk Factors.”
We caution you that the risks, uncertainties, and other factors referenced herein may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, any change in assumptions, beliefs or expectations or any change in circumstances upon which any such forward-looking statements are based, except as required by law.
Summary of Risk Factors
The following is a summary of the principal risks that could materially adversely affect our business, financial condition, results of operations and cash flows. You should read this summary together with the more detailed description of each risk contained in this prospectus or in our Annual Report, which is incorporated by reference herein, as applicable.
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Our business is affected by general business, financial market and economic conditions.

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Increases in raw material costs, fuel prices, wages and other operating costs, and changes in our ability to source adequate supplies and materials in a timely manner, have adversely impacted our business.

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Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve.

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Our business success depends on our ability to preserve long-term customer relationships.

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We may be adversely affected if customers reduce their outsourcing.

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Due to our operation across the United States, our operations may be materially adversely affected by inconsistent practices.

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We may not successfully implement our business strategies, including achieving our growth objectives.

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Future acquisitions or other strategic transactions could negatively impact our business.

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Seasonality affects the demand for our services and our results of operations and cash flows.

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Our operations are impacted by weather conditions and climate change.

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If we are unable to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are awarded to us, we may achieve lower than anticipated profits.

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Our landscape development services have been, and may be, adversely impacted by fluctuations or declines in the new commercial construction sector, as well as in spending on repair and upgrade activities.

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Our results of operations for our snow removal services depend primarily on the level, timing and location of snowfall.

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Our success depends on our ability to retain or hire our executive management and other key personnel, and particularly reflecting competition for talent in light of non-compete rulemaking and legislation.

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Our future success depends on our ability to attract, retain and maintain positive relations with workers.

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Our business could be adversely affected by improper verification of employment eligibility.

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Our use of subcontractors to perform work under certain customer contracts exposes us to liability and financial risk.

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A significant portion of our assets consists of goodwill and other intangible assets, the value of which may be reduced if we determine that these assets are impaired.

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If we fail to comply with legal or regulatory requirements, we could become subject to lawsuits, investigations and other restrictions on our operations.

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Compliance with environmental, health and safety laws and regulations, as well as the risk of potential litigation, could result in significant costs.

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Adverse judgments or settlements resulting from proceedings relating to our business operations could materially adversely affect our business.

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Tax increases and changes in tax rules may adversely affect our financial results.

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Some of the equipment that our employees use is dangerous, and an increase in accidents resulting from the use of such equipment could negatively affect our reputation, results of operations and financial position.

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Any failure, inadequacy, interruption, security failure or breach of our information technology systems could harm our ability to effectively operate our business.

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Our failure to comply with data privacy regulations could adversely affect our business.

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We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business.

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Our substantial indebtedness could adversely affect our financial condition.

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Our variable rate indebtedness subjects us to interest rate risk, which has caused our interest expense to increase significantly.

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We will be exposed to risks related to counterparty credit worthiness or non-performance of the derivative financial instruments we utilize.

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Our debt agreements contain restrictions that limit our flexibility in operating our business.

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We may be unable to generate sufficient cash flow to satisfy our significant debt obligations.

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We and our subsidiaries may incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities.

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If the financial institutions that are part of the syndicate of our Revolving Credit Facility fail to extend credit under our facility or reduce the borrowing base under our Revolving Credit Facility, our liquidity and results of operations may be adversely affected.

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Future sales, or the perception of future sales, of equity securities by us or our affiliates, could cause the market price for our common stock to decline.

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The Affiliated Investors have the ability to exert significant influence over us and their interests may conflict with ours or yours in the future.

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Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

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Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.

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Holders of the Series A Preferred Stock have certain voting and other rights that may adversely affect holders of our common stock, and the holders of the Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock.

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The dividend and liquidation rights of the Series A Preferred Stock may adversely affect our financial position and the rights of the holders of our common stock.

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Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for certain stockholder litigation matters.

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Natural disasters, terrorist attacks and other external events could adversely affect our business.

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Our business, financial condition and results of operations have been, and could in the future be, adversely affected by a pandemic, epidemic or other public health emergency.

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We face risks related to heightened inflation, geopolitical conflicts, recession, financial market disruptions and other economic conditions.

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Failure to meet environmental, social and governance (“ESG”) expectations or standards or achieve our ESG goals could adversely affect our business, results of operations, financial condition, or stock price.

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Our stock price may change significantly, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

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If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

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Maintaining the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.

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Failure to comply with requirements to maintain effective internal controls could have a material adverse effect on our business and stock price.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of any shares of our common stock or our Series A Preferred Stock offered pursuant to this prospectus. We are not selling any shares of common stock or Series A Preferred Stock under this prospectus and will not receive any proceeds from the sale of shares being sold in this offering. For more information about the selling stockholders, see “Selling Stockholders.”

SELLING STOCKHOLDERS
The following table and accompanying footnote set forth information regarding the beneficial ownership of the selling stockholders, the number of shares of our common stock and our Series A Preferred Stock that may be offered from time to time pursuant to this prospectus by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering, assuming all of the offered shares are sold.
The number of shares and percentages of beneficial ownership of the common stock and the Series A Preferred Stock provided in the table below are based on the beneficial ownership as of May 31, 2024 and are based on 94,500,000 shares of our common stock and 500,000 shares of our Series A Preferred Stock outstanding as of May 31, 2024. The number of shares of common stock that may be offered pursuant to this prospectus provided in the table below is calculated on an assumed conversion of Series A Preferred Stock as of the date of this prospectus.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnote to the table below, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to its beneficially owned common stock and Series A Preferred Stock.
	Common Stock					Series A Preferred Stock
	Shares of Common Stock Beneficially Owned Before Offering		Shares of Common Stock Registered Hereby	Shares of Common Stock Beneficially Owned After Offering		Shares of Series A Preferred Stock Owned Before Offering		Shares of Series A Preferred Stock Registered Hereby	Shares of Series A Preferred Stock Owned After Offering
Selling Stockholders	Number	%	Number	Number	%	Number	%	Number	Number	%
Birch-OR Equity Holdings, LLC and Birch Equity Holdings, LP(1)	54,241,750	36.5%	54,241,750	0	0	500,000	100%	500,000	0	0

(1)
Represents (i) 36,237,611 shares of Common Stock issuable upon conversion of 334,038 shares of Series A Preferred Stock held of record by Birch-OR Equity Holdings, LLC and (ii) 18,004,139 shares of Common Stock issuable upon conversion of 165,962 shares of Series A Preferred Stock held of record by Birch Equity Holdings, LP. ORCP GP Professionals, LLC is the general partner of One Rock Capital Partners III GP, LP, which is the general partner of One Rock Capital Partners III, LP, which has the right to appoint a majority of the members of the board of managers of Birch-OR Equity Holdings, LLC. ORCP GP Professionals, LLC is also the sole member of Birch Equity Holdings GP LLC, which is the general partner of Birch Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP GP Professionals, LLC and have or share voting and investment discretion with respect to the securities held of record by the Investors. As a result of these relationships, each of Birch-OR Equity Holdings, LLC, Birch Equity Holdings, LP, Birch Equity Holdings GP LLC, One Rock Capital Partners III, LP, One Rock Capital Partners III GP, LP, ORCP GP Professionals, LLC, R. Scott Spielvogel and Tony W. Lee, may be deemed to have or share beneficial ownership of the securities held directly by Birch Equity Holdings, LP. Each such entity or person disclaims any such beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this paragraph is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the terms of our common stock and preferred stock, certain provisions of the DGCL, and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are qualified in their entirety by reference to the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of May 31, 2024, there were 94,500,000 shares of our common stock and 500,000 shares of our Series A Preferred Stock outstanding. All shares of our capital stock have been issued in uncertificated form.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up or the sale of all or substantially all of our assets and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the New York Stock Exchange (“NYSE”), the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the

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total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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the dates at which dividends, if any, will be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
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restrictions on the issuance of shares of the same series or of any other class or series; and

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the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Series A Preferred Stock
In August 2023, we filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock as summarized below:
Ranking.   The Series A Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company.
Liquidation Preference.   The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, as may be increased for any Compounded Dividends (as defined below), from time to time (the “Liquidation Preference”).
Dividend Rights.   Holders of the Series A Preferred Stock are entitled to a dividend at the rate of 7.0% per annum, accruing daily and payable quarterly in arrears, as set forth in the Certificate of Designations. If we do not declare and pay a cash dividend on the Series A Preferred Stock on any dividend payment date, any such accumulated and unpaid dividends on a share of the Series A Preferred Stock with respect to such dividend accrual period (“Compounded Dividends”) will (whether or not earned or declared) become part of the Liquidation Preference of such share of the Series A Preferred Stock as of the applicable dividend payment date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the liquidation preference in accordance with the description of “Liquidation Preference” set forth above. With respect to any dividend payment date where we do not pay in cash all dividends that accumulated during the relevant dividend payment period, the proportion of any Compounded Dividend to dividend in respect of any holder of Series A Preferred Stock (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio with respect to each dividend paid to each other holder of Series A Preferred Stock that is entitled to a dividend on such dividend payment date.
Conversion.   The Series A Preferred Stock shall become convertible, in whole or in part (provided, that no right of conversion may be exercised by a holder of Series A Preferred Stock in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such holder)), at any time at the option of the holders thereof, into shares of common stock at an initial conversion price of approximately $9.44 per share of Series A Preferred Stock (the “Initial Conversion Price”), and an initial conversion rate of 105.9322 shares of common stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments, as set forth in the Certificate of Designations. So long as a shelf registration statement with respect to the common stock into which the Series A Convertible Preferred is convertible is in effect, at any time after August 28, 2026, if (A) the common stock volume weighted average price (the “VWAP”) exceeds 200% of the Initial Conversion Price per share, as may be adjusted pursuant to the Certificate of Designations (the “Mandatory Conversion Price”), for at least 20 trading days in any period of 30 consecutive trading days and (B) either (x) the common stock VWAP is greater than the Mandatory Conversion Price on the trading day immediately prior to the date the company sends the applicable notice of mandatory conversion or (y) the company has not filed a press release or report under the Securities Exchange Act of 1934, as amended, between the last trading day in such 30 day trading period where the common stock VWAP is greater than the Mandatory Conversion Price and the date the company sends the applicable notice of mandatory conversion, then the company may elect to convert all or any portion of the Series A Preferred Stock into the relevant number of shares of common stock together, if applicable, with cash in lieu of any fraction share of common stock. Pursuant to the terms of the Certificate of Designations, in no event shall the Series A Preferred Stock (A) be convertible into common stock in a manner that would result in Birch-OR Equity Holdings, LLC and Birch Equity Holdings, LP (collectively, the “Investors”) or any permitted transferee of the Investors holding the Series A Preferred Stock or the common stock (collectively, the “Investor Parties”) and their affiliates holding more than 49% (together with any shares of common stock held by the Investors and their affiliates) of the then issued and outstanding common stock or (B) have voting rights in excess of 49% (together with any shares of common stock held by the Investor Parties and their affiliates) of the then issued and outstanding common stock, on an as-converted basis (the “Conversion Limitation”).
Company Redemption.   At any time following August 28, 2027, the company may redeem ratably, in whole (or, so long as the company reasonably determines in good faith (taking into account solely the holders’ ownership of the Series A Preferred Shares and ownership of any common stock received in connection with the conversion of such Series A Preferred Shares) that such partial redemption of Series A Preferred Stock will be treated as a sale or exchange for United States federal income tax purposes pursuant to Section 302(b) of the Internal Revenue Code of 1986, in part), the shares of Series A Preferred Stock of any holder outstanding at such time at a redemption price per share of Series A Preferred Stock equal to the following: (A) if the applicable redemption date is on or after August 28, 2027 and before August 28, 2028, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 105% and (2) the average of the common stock VWAP for each of the 10 consecutive full trading days ending on, and including, the trading day immediately preceding such day of measurement, adjusted pursuant to the Certificate of Designations (the “Current Market Price”), as of such redemption date, of the common stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations); (B) if the applicable redemption date is on or after August 28, 2028 and before August 28, 2029, the greater of the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 103% and (2) the Current Market Price, as of such redemption date, of the common stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations); and (C) if the applicable redemption date is on or after August 28, 2029, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 100% and the Current Market Price, as of such redemption date, of the common stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations) (such price, the “Redemption Price”).
Voting.   The Series A Preferred Stock will vote together with the Common Stock on an as-converted basis (subject to the Conversion Limitation). Additionally, holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, the election of directors that the holders of the Series A Preferred Stock are entitled to designate under the Certificate of Designations, amendments to the company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock, certain mergers or consolidations of the company with any other person and certain restricted acquisitions. To the extent the Conversion Limitation on voting is applicable, each holder’s voting rights will be cut back on a pro rata basis in order to comply with such Conversion Limitation.

Change of Control.   Upon certain change of control events involving the company, the holders of the Series A Preferred Stock may, at such holder’s election, convert all or a portion of its shares of Series A Preferred Stock into shares of common stock at the then-current conversion price; provided that if a holder of the Series A Preferred Stock does not make such an election with respect to all of its shares of Series A Preferred Stock, the company shall redeem all of such holder’s shares of Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the greater of (A) the sum of (x) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the accrued dividends in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date and (B) the amount of cash and the fair market value of any other property that such holder would have received if such holder had converted such share of Series A Preferred Stock into common stock immediately prior to the change of control (without regard to any limitations on conversions set forth in the Certificate of Designations) (the greater of (A) and (B), the “Change of Control Redemption Price”); provided that the Company shall only be required to pay the Change of Control Redemption Price to the extent such purchase can be made out of funds legally available therefor in accordance with Certificate of Designations.
Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, the holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the company may be made to or set aside for the holders of any stock junior to the Series A Preferred Stock, and subject to the rights of the holders of any stock senior to the Series A Preferred Stock or holders of stock on a parity basis with the Series A Preferred Stock and the rights of the company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the accrued dividends with respect to such share of Series A Preferred Stock as of the date of such distribution and (ii) the amount such holders would have received had such holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, converted such shares of Series A Preferred Stock into common stock (without regard for the Conversion Limitations).
Preemption.   Pursuant to the investment agreement, dated August 28, 2023, by any among the company and the Investors (the “Investment Agreement”), so long as the Investors or their affiliates beneficially own at least 60% of the shares of Series A Preferred Stock and/or common stock owned by the Investors and their affiliates immediately following August 28, 2023, if the company makes any public or non-public offering of any capital stock of, or other equity or voting interests in, or equity-linked securities of, the company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, or equity-linked securities of, the company (collectively “Equity Securities”) (other than (1) issuances of Equity Securities to directors, officers, employees, consultants or other agents of the company, (2) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances made as consideration for any acquisition (by sale, merger in which the company is the surviving corporation, or otherwise) by the company of equity in, or assets of, another person, business unit, division or business, (4) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (5) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a person that is not an affiliate of the company or any of its subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (6) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Investor Parties and (7) shares of a subsidiary of the company issued to the company or a wholly owned subsidiary of the company), subject to certain exceptions, each Investor Party shall be afforded the opportunity to acquire from the company a number of new securities determined by multiplying (1) the total number of such offered shares of new securities by (2) a fraction, the numerator of which is the number of shares of Series A Preferred Stock and/or shares of common stock (in the aggregate and on an as converted basis) held by such Investor Party, as of such date, and the denominator of which is the aggregate number of shares of common stock held by all stockholders of the company (on an as converted basis) outstanding as of such date.

No Sinking Fund.   Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend is subject to the discretion of our Board of Directors. The time and amount of dividends is dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our Board of Directors may consider relevant.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an antitakeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that KKR and its affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Removal of Directors; Vacancies
Subject to the rights granted to KKR and its affiliates under the stockholders agreement entered into in connection with our initial public offering (the “Stockholders Agreement”) and the Investors under the Investment Agreement, our amended and restated certificate of incorporation provides that directors may be removed with or without cause, only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted to KKR under the Stockholders Agreement, any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the stockholders).
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board of Directors or the chairman of the Board of Directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These notice requirements do not apply to KKR and its affiliates for as long as the Stockholders Agreement is in effect.
Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions do not apply to KKR and its affiliates for as long as the Stockholders Agreement is in effect. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent.
Supermajority Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Any amendment, alteration, change, addition, rescission or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our amended and restated certificate of incorporation provides that the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:
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the provision requiring a 66 2∕3% supermajority vote for stockholders to amend our amended and restated bylaws;

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the provisions regarding resignation and removal of directors;

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the provisions regarding competition and corporate opportunities;

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the provisions regarding entering into business combinations with interested stockholders;

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the provisions regarding stockholder action by written consent;

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the provisions regarding calling special meetings of stockholders;

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the provisions regarding filling vacancies on our Board of Directors and newly created directorships;

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the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

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the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our company to the Company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our amended and restated certificate of incorporation further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Subject to the Stockholders Agreement and the second amended and restated limited partnership agreement of BrightView Parent L.P., which agreement preserves certain rights of certain of our stockholders, our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of KKR or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that KKR or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We have entered into indemnification agreements with our directors and certain officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and Series A Preferred Stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “BV.” We do not anticipate listing our Series A Preferred Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of certain U.S. federal income tax considerations with respect to the purchase, ownership, disposition and conversion of the Series A Preferred Stock and the ownership and disposition of any common stock received upon conversion of our Series A Preferred Stock.
This discussion is based upon the Internal Revenue Code (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences described in this prospectus. We assume in this discussion that you hold shares of our common stock or Series A Preferred Stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances, nor does it address any aspects of U.S. state, local or non-U.S. taxes.
This discussion also does not address the special tax rules applicable to particular holders, such as tax-exempt organizations, financial institutions, brokers or dealers in securities, insurance companies, persons that hold our common stock or Series A Preferred Stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, and certain U.S. expatriates.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock or Series A Preferred Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner or partnership holding our common stock or Series A Preferred Stock, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock or Series A Preferred Stock.
There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock or Series A Preferred Stock.
YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF OUR SERIES A PREFERRED STOCK AND COMMON STOCK.
U.S. Holders
The discussion in this section is addressed to a holder of our common stock or Series A Preferred Stock that is a U.S. holder for U.S. federal income tax purposes. In general, a U.S. holder means a beneficial owner of our common stock or Series A Preferred Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is:
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an individual citizen or resident of the United States;

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a corporation created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

An individual is generally treated as a resident of the United States in any calendar year for United States federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for U.S. federal income tax purposes as if they were U.S. citizens.
Distributions on Our Common Stock or Series A Preferred Stock
Distributions, if any, on our common stock or Series A Preferred Stock (other than dividend accruals described below in “U.S. Holders — Accruing Dividends, Adjustments of Conversion Rate, and Conversions of Series A Preferred Stock”) will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as reducing your adjusted basis in your shares of common stock or Series A Preferred Stock, as the case may be, and, to the extent such excess exceeds such adjusted basis, as capital gain from the sale or exchange of such common stock or Series A Preferred Stock, as applicable.
Dividends received by individual U.S. holders of common stock or Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes and certain holding period requirements are met. If an individual U.S. holder elects to treat the dividends as “investment income,” the reduced rate will not apply, but the investment income may be offset by certain investment expenses. Further, dividends recognized by individual U.S. holders could be subject to the 3.8% tax on net investment income.
Dividends received by corporate U.S. holders generally will be eligible for the dividends-received deduction. If a corporate U.S. holder receives a dividend on the common stock or Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, in certain instances the corporate U.S. holder must reduce its basis in the common stock or Series A Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate U.S. holder’s basis, any excess will be taxed as gain as if such U.S. holder had disposed of its shares in the year the “extraordinary dividend” is paid.
Accruing Dividends, Adjustments to the Conversion Rate, and Conversions of Series A Preferred Stock
Dividends on the Series A Preferred Stock may be accrued rather than paid at our sole discretion. Any such accumulated and unpaid dividends on a share of the Series A Preferred Stock (“compounded dividends”) will (whether or not earned or declared) become part of the liquidation preference of such share of the Series A Preferred Stock as of the applicable dividend payment date. The Series A Preferred Stock has an initial liquidation preference of $1,000.00 per share. Any compounded dividends that remain unpaid as of any determination date shall increase the liquidation preference of such share of Series A Preferred Stock.
The tax treatment of dividends accrued on the Series A Preferred Stock is a matter of uncertainty and may depend, in part, on whether the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the applicable Treasury Regulations. We intend to take the position that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This position, however, is not free from doubt and there can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In the event the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the unpaid compounded dividends may be treated as “redemption premium.” This redemption premium may be treated as a taxable deemed distribution under Sections 305(b) and 305(c) of the Code, if the redemption premium is in excess of a statutory de minimis amount. Such taxable deemed distributions generally are required to be taken into account under timing principles similar to those governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under such circumstances, U.S. holders may have taxable income for U.S. federal income tax purposes, even though they would not receive any cash or property in connection with the increase in liquidation preference.

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder also contemplate other circumstances in which a taxable deemed distribution may be treated as having occurred. Section 305(c) of the Code and the applicable Treasury Regulations do not clearly address whether accrued dividends will be treated as redemption premium or otherwise might give rise to a deemed distribution under the Code. We intend to take the position that the accrual of dividends on the Series A Preferred Stock will not be includible in the U.S. holder’s taxable income as disguised redemption premium or otherwise until such dividends are authorized by our Board of Directors, or any duly authorized committee thereof, and declared by us and paid in cash. Further, we have agreed in the Investment Agreement that we will not treat such accruals as includible in the U.S. holder’s income until such dividends are declared and paid in cash. In general, a U.S. holder is bound by our determination that an accrual is not includible in income as disguised redemption premium, unless the U.S. holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock. If the IRS were to take a contrary position and treat an increase in the amount of the liquidation preference as a current distribution, then U.S. holders may have taxable income to them for U.S. federal income tax purposes, even though such U.S. holders would not receive any cash in connection with the increase in the liquidation preference. In such a case, such a constructive distribution would be includible in your income and subject to tax as described above in “U.S. Holders — Distributions on Our Common Stock or Series A Preferred Stock.”
The conversion rate of the Series A Preferred Stock is subject to adjustment under certain circumstances. See “Description of Series A Preferred Stock — Conversion.” Under the applicable Treasury Regulations, adjustments to the conversion rate that result in an increase of the Series A Preferred Stock holders’ proportionate interest in our earnings and profits may be treated as a constructive distribution. Such a constructive distribution is includible in your income and subject to tax as described above in “U.S. Holders — Distributions on Our Common Stock or Series A Preferred Stock.” Thus, under certain circumstances, in the event of a deemed distribution you may recognize taxable income even though you may not receive any cash or property.
A U.S. holder of Series A Preferred Stock generally will not recognize gain or loss upon the conversion of the Series A Preferred Stock into shares of common stock. However, if the conversion takes place when there are unpaid compounded dividends on the Series A Preferred Stock, and the Series A Preferred Stock is not treated as participating in corporate growth, then any common stock received in respect of the unpaid compounded dividends will be treated as a distribution described above in “U.S. Holders — Distributions on Our Common Stock or Series A Preferred Stock.” Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share. Conversions pursuant to a plan to increase the Series A Preferred Stock holders’ proportionate interest in the our assets or earnings and profits may be treated as a constructive distribution and subject to taxation as described above in “U.S. Holders — Distributions on Our Common Stock or Series A Preferred Stock.”
You are urged to consult your tax advisor to determine the specific tax treatment of accruing dividends, adjustments to the conversion rate, a conversion, or cash in lieu of a fractional share in your particular circumstances.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Series A Preferred Stock
Upon any sale, exchange, redemption or other disposition of the common stock or Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized and the adjusted tax basis in the common stock or Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common stock or Series A Preferred Stock is longer than one year. The deductibility of capital losses is subject to limitations. You are urged to consult your tax advisor with respect to applicable tax rates and netting rules for capital gains and losses. Further, gains recognized by individual U.S. holders could be subject to the 3.8% tax on net investment income.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply to payments of dividends on, and the proceeds of the sale of, the common stock or the Series A Preferred Stock. Backup withholding may apply to such payments if a U.S. holder fails to comply with certain identification requirements. Backup withholding is currently imposed at a rate of 24%. We are required to determine the date and amount of any constructive distributions.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The discussion in this section is addressed to a holder of our common stock or Series A Preferred Stock that is a non-U.S. holder for U.S. federal income tax purposes. A non-U.S. holder means a beneficial owner of our common stock or Series A Preferred Stock that is not a U.S. holder.
Distributions on Our Common Stock or Series A Preferred Stock
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Dividends that are treated as effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons.
A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and the holder’s country of residence will generally be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or successor form), as applicable. You are urged to consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Accruing Dividends, Adjustments to the Conversion Rate, and Conversions of Series A Preferred Stock
To the extent a dividend accrual, an adjustment to the conversion rate, or the conversion of the Series A Preferred Stock to our common stock is taxable as described above in “U.S. Holders — Accruing Dividends, Adjustments to the Conversion Rate, and Conversions of Series A Preferred Stock,” such transactions will generally be taxable in the manner set forth in the paragraph above, “Non-U.S. Holders — Distributions on Our Common Stock or Series A Preferred Stock.” You are urged to consult your tax advisor to determine the specific tax treatment of accruing dividends, adjustments to the conversion rate, a conversion, or cash in lieu of a fractional share in your particular circumstances.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Series A Preferred Stock
A non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange or other taxable disposition of shares of our common stock or Series A Preferred Stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the holder in the United States, in which case, the holder will generally be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons;

•
the non-U.S. holder is an individual that is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the non-U.S. holder will generally be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S. source capital losses realized during the same taxable year, if any; or

•
we are, or have been within the five years preceding the holder’s disposition of the Series A Preferred Stock or common stock, a “United States real property holding corporation” as defined in the Code.

We believe that we are not currently and will not become a “United States real property holding corporation.” However, no assurance can be given that we are not or will not become a “United States real property holding corporation” in the future, because the determination of whether we are a “United States real property holding corporation” depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. In general, gain on the sale or other disposition of stock of a “United States real property holding corporation” that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the non-U.S. holder, the non-regularly traded stock acquired by such non-U.S. holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation’s stock into which it is convertible as measured on such date. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such non-U.S. holder would be required to file a U.S. tax return with respect to such gains.
If we are a U.S. real property holding company and the Series A Preferred Stock is considered to be “regularly traded,” gain recognized on a sale or other disposition of Series A Preferred Stock by a non-U.S. holder that owns more than 5% of the Series A Preferred Stock would be subject to U.S. federal income tax. We cannot assure you that the Series A Preferred Stock will be considered regularly traded under the relevant rules. If the Series A Preferred Stock is not considered to be regularly traded, gain recognized on a sale or other disposition of Series A Preferred Stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owned, as of the date of any acquisition of such Series A Preferred Stock, an amount of Series A Preferred Stock having a fair market value greater than 5% of the outstanding common stock into which it is convertible as measured on such date, provided the common stock continues to be regularly traded on an established securities market. Furthermore, in such case, a non-U.S. holder may be subject to a 15% withholding tax on a sale or other disposition of our Series A Preferred Stock. Gain recognized on a sale or other disposition of our common stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of our common stock, provided the common stock continues to be regularly traded on an established securities market.
Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our Series A Preferred Stock or common stock should consult their tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of Series A Preferred Stock or common stock.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock or Series A Preferred Stock paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that it is not a U.S. person, as defined for U.S. federal income tax purposes, in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or Series A Preferred Stock and certain other types of payments. The certification procedure required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well.
Information reporting and backup withholding will generally apply to the proceeds of a non-U.S. holder’s disposition of our common stock or Series A Preferred Stock effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the non-U.S. holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, dispositions effected through a non-U.S. office of a broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States will generally be subject to information reporting, unless you certify your status as a non-U.S. holder and satisfy certain other requirements, or otherwise establish an exemption. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you. Copies of information returns may be made available to the tax authorities of the country in which you reside or are incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
FATCA imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The act imposes a 30% withholding tax on dividends on our common stock or Series A Preferred Stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, you may be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding these requirements.

PLAN OF DISTRIBUTION
General
The selling stockholders (including the selling stockholders described under “Selling Stockholders” above), and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:
•
to or through underwriters or dealers;

•
through agents;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
on the NYSE;

•
in the over-the-counter market;

•
directly to purchasers; or

•
through a combination of any of these methods of sale or by any other legally available means.

In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

The selling stockholders may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, they may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the capital stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of capital stock received from the selling stockholders to close out or hedge its short positions;

•
sell securities short and redeliver such shares to close out or hedge short positions;

•
enter into option or other types of transactions that require the selling stockholders to deliver capital stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the capital stock under this prospectus; or

•
loan or pledge the capital stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); and/or through distribution to its members, partners or shareholders.
A prospectus supplement will state any additional terms of the offering of any securities, including:
•
the terms of the offering;

•
the name or names of the selling stockholders and their pledgees, donees, transferees or other successors in interest, if any;

•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

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any delayed delivery arrangements;

•
the terms of any subscription rights;

•
any initial public offering price;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by the selling stockholders described above may be effected from time to time in one or more transactions, including privately negotiated transactions and pursuant to one or more “10b5-1” trading plans or similar plans, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings”;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Underwriting Compensation
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. The selling shareholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders, and its compensation.
Dealers
The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Direct Sales
The selling stockholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
We and/or the selling stockholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
Market Making, Stabilization and Other Transactions
Any underwriters to whom the selling stockholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of BrightView Holdings, Inc. incorporated by reference in this prospectus, and the effectiveness of BrightView Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.
This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.brightview.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We intend to make available to our securityholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):
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our Annual Report on Form 10-K for the year ended September 30, 2023, including the portions of our proxy statement filed on January 18, 2024 incorporated by reference therein;

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our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024;

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our Current Reports on Form 8-K filed on October 2, 2023, January 18, 2024, February 23, 2024, March 1, 2024, March 5, 2024, May 23, 2024, and May 28, 2024 (excluding Exhibit 99.1 thereto); and

•
the description of our capital stock contained in Exhibit 4.6 filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including any amendment or report filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422, Attention: Jonathan M. Gottsegen, Esq.; Tel: (484) 567-7204.
Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

BrightView Holdings, Inc.
PROSPECTUS
        , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fees payable to the SEC and the Financial Industry Regulatory Authority, Inc.
SEC registration fee	$73,800
FINRA filing fee	*
Blue Sky fees and expenses	*
Printing fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	*

*
Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the securities.

Item 15.   Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability.
Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify, and advance expenses to, our directors and officers to the full extent authorized by the DGCL. We have also entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we are not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16.   Exhibits.
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement by and among BrightView Holdings, Inc., the selling stockholders named therein and the underwriters named therein
3.1	Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on July 2, 2018)
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on March 7, 2023)
3.3	Amended and Restated Bylaws of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on July 2, 2018)
3.4	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on August 28, 2023)
5.1**	Opinion of Simpson Thacher & Bartlett LLP
10.1	Investment Agreement, dated as of August 28, 2023, by and among BrightView Holdings, Inc., Birch Equity Holdings, LP and Birch-OR Equity Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on August 28, 2023)

Exhibit Number	Exhibit Description
10.2	Registration Rights Agreement, dated as of August 28, 2023, by and among BrightView Holdings, Inc., Birch Equity Holdings, LP and Birch-OR Equity Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-38579) filed with the SEC on August 28, 2023)
23.1**	Consent of Deloitte & Touche LLP
23.2**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature pages to this registration statement)
107**	Filing Fee Table

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

* *
Filed herewith.

Item 17.   Undertakings.
(1)
The undersigned Registrant hereby undertakes:

(A)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(E)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Pennsylvania, on the 21st day of June, 2024.
BRIGHTVIEW HOLDINGS, INC.
By:
/s/ Brett Urban

Name: Brett Urban
Title:
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY
Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Dale A. Asplund, Brett Urban and Jonathan M. Gottsegen, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Dale A. Asplund Dale A. Asplund	Chief Executive Officer, President and Director (Principal Executive Officer)	June 21, 2024
/s/ Brett Urban Brett Urban	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2024
/s/ Brian Jackson Brian Jackson	Chief Accounting Officer (Principal Accounting Officer)	June 21, 2024
/s/ Paul E. Raether Paul E. Raether	Chairman of Board of Directors	June 21, 2024
/s/ James R. Abrahamson James R. Abrahamson	Director	June 21, 2024
/s/ Kurtis Barker Kurtis Barker	Director	June 21, 2024

Signature	Title	Date
/s/ Jane Okun Bomba Jane Okun Bomba	Director	June 21, 2024
/s/ William Cornog William Cornog	Director	June 21, 2024
/s/ Joshua Goldman Joshua Goldman	Director	June 21, 2024
/s/ Frank Lopez Frank Lopez	Director	June 21, 2024
/s/ Richard W. Roedel Richard W. Roedel	Director	June 21, 2024
/s/ Mara Swan Mara Swan	Director	June 21, 2024